UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

SailPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42522	88-2001765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11120 Four Points Drive, Suite 100 Austin, Texas	78726
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SAIL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2025 (the “Closing Date”), SailPoint Technologies, Inc. (“STI”) and SailPoint Technologies Intermediate Holdings, LLC (“Holdings”), both of which are wholly owned subsidiaries of SailPoint, Inc. (“SailPoint” and, together with its consolidated subsidiaries, the “Company”), entered into a credit agreement (the “New Credit Agreement”) with the lenders party thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent. The New Credit Agreement permits aggregate borrowings by STI and certain of SailPoint’s other wholly owned subsidiaries that are Additional Borrowers (as defined therein) of up to $250.0 million, with a sublimit for letters of credit equal to the lesser of $10.0 million and the aggregate amount of the Revolving Credit Commitments (as defined therein and which is $250.0 million as of the Closing Date) (the “New Credit Facility”). The New Credit Agreement replaced the Company’s credit agreement, dated as of August 16, 2022, which was terminated on the Closing Date.

Pursuant to the New Credit Agreement, STI and any Additional Borrowers (collectively, the “Borrowers”) can obtain Base Rate Loans or Term SOFR Loans. Base Rate Loans bear interest at a Base Rate plus a margin ranging from 0.50% to 1.50%, depending on the First Lien Net Leverage Ratio. Term SOFR Loans bear interest at a rate equal to Term SOFR plus a margin ranging from 1.50% to 2.50%, depending on the First Lien Net Leverage Ratio. The Borrowers also will incur commitment fees at rates ranging from 0.175% to 0.375% per annum, depending on the First Lien Net Leverage Ratio, on the unused portion of the lender commitments. Capitalized terms used but not defined in this paragraph have the meanings given to such terms in the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The New Credit Facility will mature five years from the Closing Date. The Borrowers are permitted to repay prior to the maturity date any amounts borrowed without any premium or penalty, subject to notice requirements, minimum amounts of prepayments and, in the case of Term SOFR Loans, reimbursement of any funding losses.

All of the obligations under the New Credit Facility are guaranteed by Holdings, the Borrowers (other than with respect to their own obligations) and each other Restricted Subsidiary (as defined in the New Credit Agreement) other than any Excluded Subsidiary (as defined in the New Credit Agreement), and are supported by a security interest in substantially all of the Borrowers’ and such other guarantors’ tangible and intangible assets (subject to permitted liens).

The New Credit Agreement contains customary representations and warranties, events of default, and various affirmative and negative covenants, including financial reporting requirements and limitations on liens, investments (including acquisitions), indebtedness, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments and transactions with affiliates. In addition, under the terms of the New Credit Agreement, the Borrowers must maintain a Total Net Leverage Ratio (as defined therein) of generally not more than 4.00 to 1.00 (which may be increased to 4.50 to 1.00 for a limited period in the event a Material Acquisition (as defined therein) is consummated).

The foregoing summary description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the New Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Lenders are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company or its affiliates, for which they received or will receive customary fees and expenses. In particular, affiliates of certain Lenders served as underwriters in SailPoint’s initial public offering. In addition, in the ordinary course of their various business activities, the Lenders and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company’s securities and instruments. The Lenders and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. Furthermore, in the ordinary course of business, the Company sold, and may in the future sell, solutions to one or more of the Lenders or their respective affiliates in arms-length transactions on market competitive terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, dated as of June 25, 2025, among SailPoint Technologies, Inc., SailPoint Technologies Intermediate Holdings, LLC, Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent, lender and letter of credit issuer, and the other lenders party thereto.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. SailPoint agrees to provide a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT, INC.

Date: June 26, 2025	By:	/s/ Brian Carolan
	Name:	Brian Carolan
	Title:	Chief Financial Officer